UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

GAXOS.AI INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41620	87-3288897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

101 Eisenhower Pkwy, Suite 300,

Roseland, NJ 07068

(Address of principal executive offices, including ZIP code)

(973) 275-7428

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001	GXAI	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, Alex Kisin informed Gaxos.ai Inc. (the “Company”) that he will be resigning from the Company’s Board of Directors (the “Board”) as well as the Company’s audit committee, compensation committee and nominating and corporate governance committee effective immediately. Mr. Kisin’s resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

On March 3, 2025, the Company appointed Roman Feldman as a member of the Board to fill the vacancy created by Mr. Kisin’s resignation from the Board. In addition, effective as of March 3, 2025, Mr. Kisin was appointed as a member of the Company’s compensation committee and nominating and corporate governance committee and audit committee. Mr. Feldman will serve for a term expiring at the next annual meeting of shareholders in 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAXOS.AI INC.

Date: March 3, 2025	By:	/s/ Vadim Mats
Vadim Mats
Chief Executive Officer

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